Exhibit 99.1

Adaptive Biotechnologies Corporation Announces Proposed Convertible Senior Notes Offering

•	Proceeds expected to be deployed to repay the OrbiMed Purchase Agreement to enhance financial flexibility

•	Additional proceeds used to pay for the capped call with a premium of at least 75% and to repurchase up to $25 million of common stock to reduce potential dilution

•	Remaining capital to be used for general corporate purposes and opportunistic initiatives in the MRD business

SEATTLE—(GLOBE NEWSWIRE)—June 15, 2026—Adaptive Biotechnologies Corporation (“Adaptive Biotechnologies”) (Nasdaq: ADPT) today announced its intention to offer, subject to market and other conditions, $250 million aggregate principal amount of convertible senior notes due 2031 (the “notes”) in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Adaptive Biotechnologies also expects to grant the initial purchasers of the notes an option to purchase, for settlement within a period of 13 days from, and including, the date the notes are first issued, up to an additional $37.5 million aggregate principal amount of notes.

The notes will be senior, unsecured obligations of Adaptive Biotechnologies, will accrue interest payable semi-annually in arrears and will mature on July 1, 2031, unless earlier repurchased, redeemed or converted. Noteholders will have the right to convert their notes in certain circumstances and during specified periods. Adaptive Biotechnologies will settle conversions by paying or delivering, as applicable, cash, shares of its common stock or a combination of cash and shares of its common stock, at Adaptive Biotechnologies’s election.

The notes will be redeemable, in whole or in part (subject to certain limitations), for cash at Adaptive Biotechnologies’s option at any time, and from time to time, on or after July 1, 2029 and on or before the 40th scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of Adaptive Biotechnologies’s common stock exceeds 130% of the conversion price for a specified period of time and certain other conditions are satisfied. In addition, the notes will be redeemable, in whole and not in part, at Adaptive Biotechnologies’s option at any time, if the aggregate principal amount of the notes that remain outstanding is less than 15% of the aggregate principal amount of notes initially issued under the indenture and certain other conditions are satisfied. The redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

If certain corporate events that constitute a “fundamental change” occur, then, subject to a limited exception, noteholders may require Adaptive Biotechnologies to repurchase their notes for cash. The repurchase price will be equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date.

The interest rate, initial conversion rate and other terms of the notes will be determined at the pricing of the offering.

Adaptive Biotechnologies intends to use a portion of the net proceeds from the offering to fund the cost of entering into the capped call transactions described below. Adaptive Biotechnologies expects to use up to $25 million of the net proceeds from the offering to repurchase shares of its common stock concurrently with the pricing of the offering in privately negotiated transactions effected through one of the initial purchasers of the notes or its affiliate, as Adaptive Biotechnologies’s agent. Adaptive Biotechnologies intends to use the remainder of the net proceeds from the offering for the repayment of the OrbiMed Purchase Agreement, general corporate purposes and opportunistic initiatives in the MRD business. If the initial purchasers exercise their option to purchase additional notes, then Adaptive Biotechnologies intends to use a portion of the additional net proceeds to fund the cost of entering into additional capped call transactions as described below. The concurrent repurchases of shares of Adaptive Biotechnologies’s common stock described above may result in Adaptive Biotechnologies’s common stock trading at prices that are higher than would be the case in the absence of these repurchases, which may result in a higher initial conversion price for the notes Adaptive Biotechnologies is offering.

In connection with the pricing of the notes, Adaptive Biotechnologies has been advised that J. Wood Capital Advisors LLC (“JWCA”), Adaptive Biotechnologies’s financial advisor with respect to the offering, intends to purchase up to $10 million of shares of common stock concurrently with the offering in privately negotiated transactions with institutional investors through one of the initial purchasers or its affiliate (the “JWCA Purchase”).

In connection with the pricing of the notes, Adaptive Biotechnologies expects to enter into privately negotiated capped call transactions with one or more of the initial purchasers or their affiliates or one or more other financial institutions (the “option counterparties”). The capped call transactions are expected to cover, subject to anti-dilution adjustments substantially similar to those applicable to the notes, the number of shares of Adaptive Biotechnologies’s common stock that will initially underlie the notes. If the initial purchasers exercise their option to purchase additional notes, then Adaptive Biotechnologies expects to enter into additional capped call transactions with the option counterparties.

The capped call transactions are expected generally to reduce the potential dilution to Adaptive Biotechnologies’s common stock upon any conversion of the notes and/or offset any potential cash payments Adaptive Biotechnologies is required to make in excess of the principal amount of converted notes, as the case may be, upon conversion of the notes. If, however, the market price per share of Adaptive Biotechnologies’s common stock, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions, there would nevertheless be dilution and/or there would not be an offset of such potential cash payments, in each case, to the extent that such market price exceeds the cap price of the capped call transactions.

In connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to enter into various derivative transactions with respect to Adaptive Biotechnologies’s common stock and/or purchase shares of Adaptive Biotechnologies’s common stock concurrently with or shortly after the pricing of the notes. This activity, as well as the JWCA Purchase, could increase (or reduce the size of any decrease in) the market price of Adaptive Biotechnologies’s common stock or the notes at that time.

In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Adaptive Biotechnologies’s common stock and/or purchasing or selling Adaptive Biotechnologies’s common stock or other securities of Adaptive Biotechnologies in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and (x) are likely to do so during any observation period related to a conversion of notes or following any repurchase of notes by Adaptive Biotechnologies in connection with any fundamental change and (y) may do so following any repurchase of notes by Adaptive Biotechnologies other than in connection with any fundamental change). This activity, as well as the JWCA Purchase, could also cause or avoid an increase or decrease in the market price of Adaptive Biotechnologies’s common stock or the notes, which could affect the ability to convert the notes, and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the number of shares and value of the consideration that noteholders will receive upon conversion of the notes.

The offer and sale of the notes and any shares of common stock issuable upon conversion of the notes have not been, and will not be, registered under the Securities Act or any other securities laws, and the notes and any such shares cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the notes or any shares of common stock issuable upon conversion of the notes, nor will there be any sale of the notes or any such shares, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

About Adaptive Biotechnologies

Adaptive Biotechnologies (“we” or “our”) is a commercial-stage biotechnology company focused on harnessing the inherent biology of the adaptive immune system to transform the diagnosis and treatment of disease. We believe the adaptive immune system is nature’s most finely tuned diagnostic and therapeutic for most diseases, but the inability to decode it has prevented the medical community from fully leveraging its capabilities. Our proprietary immune medicine platform reveals and translates the massive genetics of the adaptive immune system with scale, precision and speed. We apply our platform to partner with biopharmaceutical companies, inform drug development, and develop clinical diagnostics across our two business segments: Minimal Residual Disease (MRD) and Immune Medicine. Our commercial products and clinical pipeline enable the diagnosis, monitoring, and treatment of diseases such as cancer and autoimmune disorders. Our goal is to develop and commercialize immune-driven clinical products tailored to each individual patient.

Forward-Looking Statements

This press release includes forward-looking statements, including statements regarding the anticipated terms of the notes being offered, the completion, timing and size of the proposed offering, the intended use of the proceeds and the anticipated terms of, and the effects of entering into, the capped call transactions described above. Forward-looking statements represent Adaptive Biotechnologies’s current expectations regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Among those risks and uncertainties are market conditions, including market interest rates, the trading price and volatility of Adaptive Biotechnologies’s common stock and risks relating to Adaptive Biotechnologies’s business, including those described in periodic reports that Adaptive Biotechnologies files from time to time with the SEC. Adaptive Biotechnologies may not consummate the proposed offering described in this press release and, if the proposed offering is consummated, cannot provide any assurances regarding the final terms of the offering or the notes or its ability to effectively apply the net proceeds as described above. The forward-looking statements included in this press release speak only as of the date of this press release, and Adaptive Biotechnologies does not undertake to update the statements included in this press release for subsequent developments, except as required by law.

Contact Information

Karina Calzadilla, Vice President, Investor Relations and FP&A

201-396-1687

investors@adaptivebiotech.com

Erica Jones, Associate Corporate Communications Director

206-279-2423

media@adaptivebiotech.com